Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A
2	Nidec Electronics GmbH	Germany
3	Nidec Electronics (Thailand) Co., Ltd.	Thailand
4	Nidec Precision (Thailand) Co., Ltd.	Thailand
5	Nidec Hi-Tech Motor (Thailand) Co., Ltd.	Thailand
6	Nidec (Dalian) Limited	China
7	Nidec Taiwan Corporation	Taiwan
8	Nidec Singapore Pte. Ltd.	Singapore
9	P.T. Nidec Indonesia	Indonesia
10	Nidec (H.K.) Co., Ltd.	Hong Kong
11	Nidec Philippines Corporation	Philippines
12	Nidec Precision Philippines Corporation	Philippines
13	Nidec Subic Philippines Corporation	Philippines
14	Nidec Korea Corporation	Korea
15	Nidec-Kyori Corporation	Japan
16	Nidec Machinery Corporation	Japan
17	Nidec Total Service Corporation	Japan
18	Nidec Total Service (Zhejiang) Corporation	China
19	Nidec Nemicon Corporation	Japan
20	Nidec Power Motor Corporation	Japan
21	Nidec Seiko Corporation	Japan
22	Nidec Power Motor (Shanghai) International Trading Co., Ltd.	China
23	Nidec Power Motor (Zhejiang) Co., Ltd.	China
24	Nidec-Shimpo Corporation	Japan
25	Nidec-Read Corporation	Japan
26	Nidec-Read Taiwan Corporation	Taiwan
27	Nidec-Shimpo America Corporation	U.S.A
28	Coneart Kilns Incorporated	Canada
29	Shimpo Drives Incorporation	U.S.A
30	Nidec-Shimpo Philippines Corporation	Philippines
31	Nidec -Shimpo (Shanghai) International Trading Co., Ltd.	China
32	Nidec-Shimpo (Zhejiang) Corporation	China
33	Nidec Tosok Corporation	Japan
34	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
35	Nidec Tosok (Shanghai) Co., Ltd.	China
36	Nidec Copal Corporation	Japan
37	Nidec Copal Philippines Corporation	Philippines
38	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
39	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
40	Nidec Copal Precision Parts Corporation	Japan
41	Nidec Copal (Thailand) Co., Ltd.	Thailand
42	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
43	Nidec Copal (U.S.A) Corporation	U.S.A
44	Nidec Copal Hong Kong Co., Ltd.	Hong Kong
45	Nidec Copal (Zhejiang) Co., Ltd.	China
46	Nidec Copal Electronics Corporation	Japan
47	Nidec Copal Electronics, Inc.	U.S.A
48	Nidec Copal Electronics GmbH	Germany
49	Globa Service Inc.	Japan
50	Globa Sales Co., Ltd.	Japan
51	Kansai Globa Sales Co., Ltd.	Japan
52	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
53	Nidec Copal Electronics (Korea) Co.,Ltd.	Korea
54	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
55	Nidec Shibaura Corporation	Japan
56	Nidec Shibaura (Zhejiang) Co., Ltd.	China
57	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
58	Nidec Shibaura (H.K.) Limited	Hong Kong
59	Nidec Steel Products (Zhejiang) Co., Ltd.	China
60	Nidec System Engineering (Zhejiang) Corporation	China
61	Nidec (Zhejiang) Corporation	China
62	Nidec (Dongguan) Limited	China
63	Nidec (New Territories) Co., Ltd.	China
64	Nidec (Shanghai) International Trading Co., Ltd.	China
65	Sankyo Seiki Mfg. Co., Ltd.	Japan
66	Nidec Logistics Corporation	Japan
67	Nidec Logistics Consulting (Pinghu) Corporation	China
68	Sankyo Service Engineering Co., Ltd.	Japan
69	Sankyo Shoji Co., Ltd.	Japan
70	Sankyo Seiki (America) Inc.	U.S.A
71	Nidec Sankyo Taiwan Corporation	Taiwan
72	Sankyo Seiki (Singapore) Pte., Ltd.	Singapore
73	Sankyo precision (Malaysia) Sdn. Bhd.	Malaysia
74	Sankyo Seiki (Fuzhou) Co., Ltd.	China
75	Sankyo Seiki Fuzhou (H.K.) Co., Ltd.	China
76	Sankyo Seiki (Shanghai) Co., Ltd.	China
77	Sankyo Seiki (Hong Kong) Co., Ltd.	Hong Kong
78	Sankyo Electronics (Shaoguan) Co., Ltd.	China
79	Sankyo Seiki (Shenzhen) Co., Ltd.	China
80	Nissin Kohki Co., Ltd.	Japan
81	Tohhoku Nissin Kohki Co., Ltd.	Japan
82	Taiwan Nissin Koki Co., Ltd.	Taiwan
83	HK Nissin Kohki Co., Ltd.	Hong Kong
84	P. T. Indonesia Nissin Kohki	Indonesia
85	Dalian Nissin Kohki Co., Ltd.	China
86	Tokyo Pigeon Co., Ltd.	Japan
87	Tokyo Pigeon Mfg. Pte., Ltd.	Singapore
88	Tokyo Pigeon (Hong Kong) Co., Ltd.	Hong Kong
89	P. T. Tokyo Pigeon Indonesia	Indonesia